UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/17/2009

Total Nutraceutical Solutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-52864

NEVADA	26-0561199
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

PO Box 910, Stevenson, WA 98648

(Address of Principal Executive Offices, Including Zip Code)

(509) 427-5132

(Registrant’s Telephone Number, Including Area Code)

____________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 3.02.	Unregistered Sales of Securities.

On September 18, 2009, Total Nutraceutical Solutions, Inc. (the “Company”) issued 100,000 Shares of common stock at $.25 per share to a single investor for $25,000.  The purchaser is Philip Sobol, a Director of the company.  Total Nutraceutical Solutions, Inc. sold these shares to further capitalize the Company, in order to execute its business plan.

Total Nutraceutical Solutions is relying on the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D under the Securities Act of 1933, as amended (“Regulation D”), for sales to “accredited investors” (as such term is defined in Rule 501 of Regulation D).  The purchaser has represented to the Company that they are an “accredited investor.”  We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale because the purchaser is an affiliate of the company.

Item 7.01.	Regulation FD Disclosure.

On September 17, 2009, Total Nutraceutical Solutions issued a press release that the Company will present at the 51st Mushroom Industry Conference being held September 20-22, 2009 in Avondale, Pennsylvania.  The conference is being hosted by Pennsylvania State University.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.	Exhibits. Financial Statements and Exhibits

(c)	Exhibits

10.1	Form of Subscription Agreement and other related documents entered into by the Company on September 18, 2009.
99.1	Press release issued on September 17, 2009 by the Company.*

* This exhibit is intended to be furnished and shall not be deemed "filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Total Nutraceutical Solutions, Inc.

(Registrant)

Dated:  September 18, 2009

By:

/s/  Marvin S. Hausman, M.D.

Marvin S. Hausman, M.D.

Chief Executive Officer